UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, DC 20549

                                       FORM 8-K
                                    CURRENT REPORT

                      REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                         THE SECURITIES EXCHANGE ACT OF 1934





          DATE OF REPORT (Date of earliest event reported) January 24, 1995




                       NATIONAL PATENT DEVELOPMENT CORPORATION
                  (Exact Name of Registrant as Specified in Charter)



               Delaware               1-7234           13-1926739
          (State or Other          (Commission         IRS Employer
          Jurisdiction of          File Number)        (Identification No.)
          Incorporation



          9 West 57 Street, New York, New York                   10019
          (Address of Principal Executive Offices)               (Zip Code)



          Registrant's telephone number, including area code (212) 826-8500




             (Former Name or Former Address, if Changed Since Last Report

























          Item 5.  Other Events

               On January 24, 1995, National Patent Development Corporation ("National Patent") sold 1,666,667 shares of common stock of its subsidiary, GTS Duratek,Inc. ("Duratek") at a price of $3.00 per share to The Carlyle Group ("Carlyle") in connection with a $16 million financing by Duratek with Carlyle, a Washington, D.C. based private merchant bank. In addition, the Registrant granted Carlyle an option to purchase up to an additional 500,000 shares of Duratek common stock over the next year at $3.75 per share.

               Duratek received $16 million from Carlyle in exchange for 160,000 shares of newly issued 8% cumulative convertible preferred stock (convertible into 5,333,333 shares of Duratek common stock at $3.00 per share). Duratek granted Carlyle an option to purchase up to 1,250,000 shares of newly issued Duratek common stock from Duratek over the next four years.

               At present, the Registrant owns 3,665,972 shares of Duratek's common stock (approximately 42% of the currently outstanding shares of common stock). Assuming (i) Carlyle converted all of its cumulative convertible preferred stock into Duratek common stock and exercised its option to purchase additional shares of Duratek common stock from each of Duratek and National Patent and (ii) National Patent employees exercised their options to purchase shares of Duratek common stock , National Patent would own 2,668,222 shares of Duratek common stock (approximately 17% of the then outstanding common stock).

               In connection with the transaction, Carlyle will have the right, through its preferred stock, to elect a majority of Duratek's Board of Directors. Upon conversion of the preferred stock, Carlyle would own approximately 50% of Duratek's common stock if all of its options are exercised.

          Item 7.   Financial Statement and Exhibits

                    (a)  None

                    (b)  None

                    (c)  Exhibits

          4.1 Stock Purchase Agreement among Carlyle Partners II, L.P., Carlyle International Partners II, L.P., Carlyle International Partners III, L.P., C/s International Partners, Carlyle-GTSD Partners, L.P., Carlyle-GTSD Partners II, L.P. and GTS Duratek, Inc. and National Patent Development Corporation dated as of January 24, 1995. Incorporated herein by reference to Exhibit 4.2 of GTS Duratek, Inc.'s Form 8-K dated February 1, 1995.















          4.2 Stockholders Agreement by and among GTS Duratek, Inc., Carlyle Partners II, L.P., Carlyle International Partners II, L.P., Carlyle International Partners III, L.P., C/S International Partners, Carlyle-GTSD Partners, L.P., Carlyle-GTSD Partners II, L.P. and National Patent Development Corporation dated as of January 24, 1995. Incorporated herein by reference to Exhibit 4.3 of GTS Duratek, Inc.'s Form 8-K dated February 1, 1995.

          4.3 Registration Rights Agreement by and among GTS Duratek, inc., Carlyle Partners II, L.P., Carlyle International Partners II, L.P., Carlyle International Partners III, L.P., C/S International Partners, Carlyle-GTSD partners, L.P., Carlyle-GTSD Partners II, L.P. and National Patent Development Corporation dated as of January 24, 1995. Incorporated herein by reference to Exhibit 4.4 of GTS Duratek, Inc.'s Form 8-K dated February 1, 1995.

                                      SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        NATIONAL PATENT DEVELOPMENT
                                        CORPORATION



                                        BY:  Lawrence M. Gordon
                                             Vice President and
                                             General Counsel

          Date:  February 7, 1995